UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 3, 2013

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

On July 17, 2013, Service Corporation International ("SCI") and Stewart Enterprises, Inc. (“Stewart”) each announced that they had received a request for additional information, commonly referred to as a “second request,” from the Federal Trade Commission (the “FTC”) in connection with SCI's pending acquisition of Stewart. The second request extended the waiting period to consummate the proposed acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until the 30th day after substantial compliance by SCI and Stewart with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. On September 3, 2013, Stewart and SCI entered into an agreement (the “Timing Agreement”) with the FTC not to consummate the proposed acquisition prior to 90 days after both SCI and Stewart certify substantial compliance with the second requests, or December 13, 2013, whichever comes earlier. The Timing Agreement does not prevent the parties from consummating the proposed acquisition sooner if the FTC grants early termination, closes its investigation or accepts for public comment a proposed consent agreement settling the matter. SCI and Stewart are preparing responses to the second requests and continue to anticipate that the acquisition will be completed in late 2013 or early 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2013	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis Senior Vice President General Counsel and Secretary